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                      AMERICAN SUPERCONDUCTOR CORPORATION

                     AMENDMENT  NO. 1 TO RIGHTS AGREEMENT
                     ------------------------------------


     THIS AMENDMENT NO. 1, executed as of January 29, 1999, is made to the RIGHTS AGREEMENT, dated as of October 30, 1998 (the "Agreement"), between American Superconductor Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent").

     In accordance with the provisions of Section 27 of the Agreement, the Agreement is hereby amended by deleting Section 23(c) thereof in its entirety.

     This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                 AMERICAN SUPERCONDUCTOR
                                        CORPORATION



By: /s/ Paul L. Davenport                 By: /s/ Stanley D. Piekos
   --------------------------                ----------------------------------
Name: Paul L. Davenport                      Name: Stanley D. Piekos
     ----------------------                       -----------------------------
Title: Manager of Financial Reporting        Title: Chief Financial Officer
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Attest:                                 AMERICAN STOCK TRANSFER & TRUST
                                        COMPANY



By: /s/ Susan Silber                      By: /s/ Herbert J. Lemmer
   -----------------------------             ----------------------------------
Name: Susan Silber                           Name: Herbert J. Lemmer
     -------------------------                    ---------------------------
Title: Assistant Secretary                   Title: Vice President
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